Exhibit 99.3

NORTHMARK

BANK

Proxy for Special Meeting of Stockholders to

be held     , 2022

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF

NORTHMARK BANK

The undersigned, revoking all prior proxies, hereby appoints Daniel J. Murphy III as proxy to represent and vote as designated herein all shares of stock of Northmark Bank (the “Bank”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Bank to be held at      on     ,     , 2022 at     , local time and at any adjournments thereof and, in his discretion, to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” the following proposal. Attendance of the undersigned at the meeting or at any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

Proposal 1. To approve the Agreement and Plan of Merger by and among Cambridge Bancorp, Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge Bancorp, and Northmark Bank, dated as of May 23, 2022, pursuant to which Northmark Bank will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.

FOR  ☐            AGAINST   ☐            ABSTAIN  ☐

Other Matters. The Proxy is authorized to vote in their discretion with respect to any other matters properly presented at the Special Meeting.

(Continued and to be signed on reverse)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND IN THE PROXY’S DISCRETION UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Dated: 2022

Signature

Signature if held jointly

Please sign exactly as the name or names appear hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY